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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES

ENTITY NAME:                                           ORGANIZED IN:     D/B/A
------------                                           -------------     -----
WWC Holding Co., Inc.                                  Delaware          Cellular One

WWC Paging Corporation                                 Washington        Telewaves

WWC Systems Purchasing Corporation                     Delaware          n/a

Western CLEC Corporation                               Delaware          Business Services by Cellular One

Western COG Corporation                                Delaware          n/a

WWC License Holding LLC                                Delaware          n/a

General Cellular Holdings, Inc.                        Delaware          n/a

WWC License LLC                                        Delaware          Cellular One

Billings Cellular Corporation                          Montana           Cellular One

WWC Texas RSA Limited Partnership                      Delaware          Cellular One

WWC Texas RSA Holding Corporation                      Delaware          n/a

Sioux Falls Cellular Communications, Inc.              Delaware          n/a

Cellular Corporation of Sioux Falls                    Delaware          Cellular One

Odessa Cellular Corporation                            Texas             n/a

WWC Odessa License Corporation                         Delaware          n/a

WWC Odessa Limited Partnership                         Delaware          Cellular One

WWC Midland Corporation                                Delaware          n/a

WWC Midland Holding Corporation                        Delaware          n/a

Midland Cellular Telephone Company, L.P.               Delaware          Cellular One

WWC Midland License Corporation                        Delaware          n/a

Western Wireless International Corporation             Delaware          n/a

Western Wireless International Haiti Corporation       Delaware          n/a

Western Wireless International Ghana Corporation       Delaware          n/a

Western Wireless International Latvia Corporation      Delaware          n/a

Western Wireless International Georgia Corporation     Delaware          n/a

Western Wireless International Venezuela
Corporation                                            Delaware          n/a

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
ENTITY NAME:                                           ORGANIZED IN:     D/B/A
------------                                           -------------     -----
Western Wireless International Bolivia Corporation     Delaware          n/a

Western Wireless International Trinidad Tobago
Corporation                                            Delaware          n/a

Western Wireless International Iceland Corporation     Delaware          n/a

Western Wireless International Ireland Corporation     Delaware          n/a

Meteor Mobile Communications

Western Wireless International Ivory Coast
Corporation                                            Delaware          n/a

Western Wireless International Ivory Coast II
Corporation                                            Delaware          n/a

Western Wireless International Croatia Corporation     Delaware          n/a

CCIH, LLC                                              Delaware          n/a

Comstar Cellular, S.A.

ACG Telesystems Ghana LLC                              Delaware          n/a

Meteor Mobile Communications                           Dublin, Ireland   n/a

Latcom Wireless Telephone Co.
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